UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 20, 2010

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Pike Street

Suite 2000

Seattle, Washington 98101

(Address of Principal Executive Offices)

(206) 331-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Executive Officer Annual Salaries.

On December 20, 2010, the Compensation Committee of the Board of Directors of Marchex, Inc. (the “Corporation”) pursuant to its review of equity award incentives and annual compensation for executive officers of the Corporation, approved revised annual salaries for certain of the Corporation’s executive officers in the below table effective July 1, 2011:

Name of Executive Officer	Salary
Russell C. Horowitz	$245,000
Michael Arends	$275,000
Matthew Berk	$175,000
Ethan Caldwell	$245,000
Peter Christothoulou	$245,000

Performance Equity Awards.

On December 20, 2010 (the “Grant Date”), the Corporation’s Compensation Committee, pursuant to its review of equity award incentives for executive officers of the Corporation, approved stock option grants and grants of restricted stock units under the Corporation’s 2003 Amended and Restated Stock Incentive Plan, as amended to date (the “Plan”) effective on the Grant Date to the executive officers in the below table (subject to continued employment at such time) in the following amounts:

Name of Executive Officer	Option for Number of Shares of Class B Common Stock	Number of Restricted Stock Units
Russell C. Horowitz	99,000	33,000
Michael Arends	72,000	24,000
Ethan Caldwell	45,000	15,000
Peter Christothoulou	90,000	30,000

Each such option shall have an exercise price of $8.77 per share, the closing price of the Corporation’s Class B common stock on the Grant Date, shall be an incentive stock option to the extent permitted by the Internal Revenue Code of 1986, as amended, and otherwise a nonqualified stock option. Each restricted stock unit shall represent the right to receive one share of the Corporation’s Class B common stock upon satisfaction of the vesting considerations.

Such options and restricted stock units have been issued in 3 separate tranches, tranche a, b and c, representing approximately 27%, 33% and 40%, respectively, of such performance equity awards. Such options and restricted stock units shall vest on the later of (a) the 12 (tranche a), 21 (tranche b) or 30 (tranche c) month anniversary of the Grant Date, and (b) the last day of the first 20 consecutive trading day period after the Grant Date during which the average closing price of the Corporation’s Class B common stock over such period is equal to or greater than $9.00 (tranche a), $9.50 (tranche b) or $10.00 (tranche c).

Stock Option and Restricted Stock Awards.

On December 20, 2010, the Corporation’s Compensation Committee, pursuant to its review of equity award incentives for executive officers of the Corporation, approved stock option grants and grants of restricted stock under the Plan effective on the Grant Date to the executive officers in the below table (subject to continued employment at such times) in the following amounts:

Name of Executive Officer	Option for Number of Shares of Class B Common Stock	Number of Restricted Shares of Class B Common Stock
Russell C. Horowitz	38,000	76,000
Michael Arends	26,000	52,000
Matthew Berk	25,000	25,000
Ethan Caldwell	17,000	34,000
Peter Christothoulou	29,000	58,000

Each such option shall have an exercise price of $8.77 per share, the closing price of the Corporation’s Class B common stock on the Grant Date, shall be an incentive stock option to the extent permitted by the Internal Revenue Code of 1986, as amended, and otherwise a nonqualified stock option, with 25% of the option shares vesting on the first annual anniversary of the Grant Date and thereafter 1/12th of the remainder will vest quarterly thereafter for the following three years. 25% of the restricted shares shall vest on each of the first, second, third and fourth annual anniversaries of the Grant Date. The restricted stock will be valued based upon the closing price of the Corporation’s Class B common stock on the Grant Date.

One hundred percent (100%) of all options, restricted stock and restricted stock units described above not already vested as of the date thereof, shall become immediately vested upon the occurrence of both (a) a Change of Control (as defined in such award agreements), provided in the case of a performance equity award that the per share value of the Corporation’s Class B common stock in such Change of Control transaction is equal to or greater than the applicable stock price vesting target, (b) followed by (i) a termination without cause of the executive officer’s employment by the Corporation or any successor thereto, (ii) a Diminution in Duties (as defined in such award agreements) with respect to the executive officer, or (iii) the 12 month anniversary of the occurrence of the Change of Control.

The forgoing equity awards were made pursuant to (and with corresponding changes to) the Corporation’s forms of Notice of Grant of Executive Officer Stock Option (performance-based), Notice of Grant of Executive Officer Stock Option (time-based), Notice of Grant of Executive Officer Restricted Stock Units, Restricted Stock Agreement, and Restricted Stock Units Agreement previously filed as Exhibits 10.29 through 10.33, respectively, to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010 filed with the Securities and Exchange Commission on August 6, 2010.

Marchex, Inc. Amended & Restated Annual Incentive Plan.

On December 20, 2010, the Compensation Committee of the Board of Directors of the Corporation, pursuant to its review of long-term incentives and annual compensation for executive officers of the Corporation, amended and restated the Marchex, Inc. Annual Incentive Plan originally effective January 1, 2007 (the “Amended & Restated Incentive Plan”). The purpose of the Amended & Restated Incentive Plan is to motivate and reward performance resulting in the achievement of corporate objectives, to increase the competitiveness of pay without increasing fixed costs and to align the compensation of the management team to key financial drivers. The Amended & Restated Incentive Plan provides for the payment of cash bonuses to the Corporation’s key employees as determined in the sole discretion of the Compensation Committee. Participants in the Amended & Restated Incentive Plan are eligible to earn a bonus award under the plan in an aggregate amount and based on the achievement of certain performance targets by the Corporation, as determined by the Compensation Committee for each fiscal year of the Corporation. The performance targets for a fiscal year shall be determined on or before March 31st of each such fiscal year and shall be based on the following objective business criteria and measured against such performance targets, as the Compensation Committee determines: (a) revenues; (b) pre-tax income; (c) adjusted operating income before amortization (“Adjusted OIBA”); (d) operating income before amortization; (e) operating income; (f) net earnings; (g) net income; (h) cash flow or funds from operations; (i) adjusted earnings per share; (j) earnings per share; (k) appreciation in the fair market value of the Corporation’s stock; (l) cost reductions or savings; (m) implementation of critical processes or projects; or (n) adjusted EBITDA or earnings before any of the following items: interest, taxes, depreciation or amortization. Payment of the bonus pool for any fiscal period is in the sole discretion of the Compensation Committee.

Pursuant to the Amended & Restated Incentive Plan, the Compensation Committee has determined for the 2011 fiscal period that the aggregate amount of the entire bonus pool is up to $1,616,000, that the participants for the 2011 fiscal period are Russell C. Horowitz, Michael A. Arends, Ethan A. Caldwell and Peter Christothoulou, and that target bonuses shall be 100% of base salary and shall be based on achieving specified revenue and adjusted OIBA targets for the 2011 fiscal period as follows:

If Revenue or Adjusted OIBA achievement is:	Bonus Payout % of base salary
<90%	0%
90 – 94.9%	35%
95 – 99.9%	60%
100 – 104.9%	100%
105 – 109.9%	135%
>110%	160%

Bonuses are based on:	1/3 from Revenue target attainment
2/3 from Adjusted OIBA target attainment

The above summary is qualified in its entirety by reference to the Amended & Restated Incentive Plan, a copy of which will be filed as an exhibit to the Corporation’s next applicable periodic report or registration statement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2010	MARCHEX, INC.

	By:	/S/ RUSSELL C. HOROWITZ
	Name:	Russell C. Horowitz
	Title:	Chairman and Chief Executive Officer